UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2018

Via e-mail and U.S. Mail

Nathan G. Miller

c/o NGM Asset Management, LLC

27 Pine Street, Suite 700

New Canaan, CT 06840

Re:	April 24, 2018 Letter to Board of Directors

Dear Mr. Miller:

Reference is made to your letter addressed to the Board of Directors of Destination Maternity Corporation (the “Company”), dated April 24, 2018, which, as has become your pattern, purports to express unfounded “concerns” and misleading characterizations of the Company’s actions relative to its 2018 Annual Meeting of Stockholders. Your professed hope for a fair and transparent election contest could best be achieved if you ceased such pejorative and pointless public posturing and, instead, focused on substance and the best interests of our stockholders.

To set the record straight, again, the Company has timely complied with all of its obligations to you respecting your April 9, 2018 letter demanding, pursuant to Section 220 of the Delaware General Corporation Law, to inspect and review the Company’s stock ledger, the Company’s list of stockholders and certain other books and records of the Company.

To address the specific points in your April 24, 2018 letter, on April 20, 2018, the Company’s proxy solicitor provided to your proxy solicitor the registered holder list for the Company, which included the holders of restricted stock granted under the Company’s equity incentive plan. Notwithstanding that, the Company’s proxy solicitor provided to your proxy solicitor today an updated registered holder list that clearly marked the holders of restricted stock. Moreover, the Company’s proxy solicitor has requested a Non-Objecting Beneficial Owners list from Broadridge and will promptly provide that list to your proxy solicitor once it is available.

Very truly yours,

/s/ Barry Erdos
Barry Erdos
Chairman of the Board of Directors

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2018 Annual Meeting to be held on May 23, 2018. On April 23, 2018, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) and form of White proxy card with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2018 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2018 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.